TIG HOLDINGS, INC.
                               65 EAST 55TH STREET
                                   28TH FLOOR
                            NEW YORK, NEW YORK 10022

                TIG HOLDINGS, INC. 1996 LONG-TERM INCENTIVE PLAN

                 Restricted Share Award Agreement ("Agreement")

                                      With
                             FIRSTNAME MI LASTNAME
                                   Residing at
                                    ADDRESS
                                      CSZ
                     Agreement dated as of January 16, 1997

         1. Incorporation By Reference; Document Receipt. This Agreement is subject in all respects to the terms and provisions of the TIG Holdings, Inc. 1996 Long-Term Incentive Plan (the "Plan"), including, without limitation, any amendments thereto adopted at any time and from time to time and which are intended to apply to the grant of Restricted Shares hereunder, all of which terms and provisions are made a part of and incorporated in this Agreement as if they were expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto under the Plan. You hereby acknowledge receipt of a true copy of the Plan and that you have read the Plan carefully and fully understand its contents. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

         2. Grant and Vesting of Restricted Shares. You have been selected to receive a grant of the number of Restricted Shares set forth below as an Award under Section 8 of the Plan.

               Number of Restricted Shares ............................SHARES

The Restricted Shares shall be uncertificated and, except as provided in paragraph 4 of this Agreement, shall vest as follows, provided you are employed by the Company or one of its Related Companies on the applicable vesting date:

               o  T1shares................................on January 16, 1998

               o  T2shares................................on January 16, 1999

               o  T3shares................................on January 16, 2000

         3. Delivery of Certificate. After the vesting of your Restricted Shares, you shall be entitled, in accordance with the terms and provisions of the Plan, to receive, upon your request, a stock certificate (registered in your name) for and representing the number of shares of Common Stock underlying the vested Restricted Shares. No fractional shares shall be issued under this Agreement. Any fractional shares to which you would otherwise be entitled shall be repurchased by the Company for cash.

         4. Termination of Employment. If your employment with the Company and the Related Companies is terminated due to death, Disability, or Retirement, all then unvested Restricted Shares covered by this Agreement as of the date of any such termination shall become 100% vested as of such date. Upon the occurrence of both (a) a Change in Control and (b) an Adverse Employment Action before the expiration of one year after the Change in Control, all then unvested Restricted Shares shall become 100% vested in accordance with the provisions of Section 17 of the Plan. Except as otherwise provided herein, if your employment with the Company and the Related Companies is terminated for any reason other than death, Disability, or Retirement at any time, any Restricted Shares that have not yet vested as of the date of any such termination shall be immediately forfeited by you and canceled.

         5. Rights of Stockholder. Subject to the provisions of the Plan and this Agreement, you shall have all of the powers, preferences, and rights of a holder of Common Stock with respect to the shares of Common Stock comprising this Restricted Share grant. You agree and understand that nothing contained in this Agreement provides, or is intended to provide, you any protection against potential future dilution of your stockholder interest in the Company for any reason, except as stated in Section 16.2 of the Plan. Any stock dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares with respect to which such stock dividends are paid.

         6. Non-transferability. Unvested Restricted Shares (i) shall not be sold, exchanged, assigned, transferred, or otherwise disposed of in any way at any time by you (or your beneficiary(ies)), other than by testamentary disposition by you or the laws of descent and distribution and (ii) shall not be pledged, encumbered, or otherwise hypothecated in any way at any time by you (or your beneficiary(ies)) and shall not be subject to execution, attachment, or similar legal process. Any attempt to sell, transfer, pledge, encumber, hypothecate, or otherwise dispose of any unvested Restricted Shares, contrary to the terms and provisions of this Agreement and/or the Plan, shall be null and void and without legal force or effect.

         7. Withholding. The Company shall have the right to deduct from any shares or amount due you under this Agreement or otherwise, any federal, state, local, or other taxes of any kind that the Company, in its sole discretion, deems necessary to be withheld to comply with the Internal Revenue Code of 1986, as amended (the "Code"), and/or any other applicable law, rule, or regulation. When the Restricted Shares become vested (or if you make an election under Section 83(b) of the Code at the time of such election), you shall, if requested by the Company, promptly pay to the Company in cash an amount equal to the applicable withholding taxes determined by the Company as being required to be withheld or collected under applicable federal, state, or local laws or regulations. Furthermore, the Company shall have the right to deduct and withhold any such applicable taxes from, or in respect of, any dividends or other distributions paid on or in respect of the Common Stock comprising this Restricted Share grant. All taxes, if any, in respect of the grant of the Restricted Shares or any payments to you hereunder shall be solely your responsibility and shall be paid by you. You will notify the Company of your intention to make an election under Section 83(b) of the Code at least five (5) business days before making such election.

         8. Compliance with Laws. The resale of the shares of Common Stock issued pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of federal and state securities laws, rules, and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law, rule, or regulation applicable thereto, as such laws, rules, and regulations may be amended from time to time. The Company shall not be obligated to permit the resale of any shares of Common Stock pursuant to this Agreement if such resale would violate any such requirements.

         9. Cancellation and Rescission of Awards. Notwithstanding anything in this Agreement to the contrary, the Committee may cancel any unexpired, unpaid, unvested, or deferred Awards (and an Award that has already been paid, vested, or delivered may be rescinded) in accordance with this paragraph 9 at any time if you are not in compliance with all other applicable provisions of this Agreement, the Plan and with the following conditions:

                  (a) Without the prior written consent of the Company which expressly waives this provision, you shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Chief Executive Officer of the Company or other senior officer designated by the Chief Executive Officer for this purpose, or in the judgment of the Committee, is or becomes competitive with the Company or a Related Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company or a Related Company. If your employment has terminated, the judgment of the Chief Executive Officer, other designated senior officer or the Committee shall be based on your position and responsibilities while employed by the Company or a Related Company, your post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company or a Related Company and the other organization or business, the effect of your assumption of the post-employment position on the customers, suppliers, producers, and competitors of the Company and the Related Companies, the guidelines and policies established by the Company and the Related Companies relating to business conduct ethics, and such other considerations as are deemed relevant given the applicable facts and circumstances.

                  (b) You shall not, without prior written authorization from the Company, disclose to anyone outside the Company and the Related Companies, or use in other than the business of the Company and the Related Companies, any confidential information or material, relating to the business of the Company and the Related Companies, acquired by you either during or after employment with the Company or a Related Company.

                  (c) Upon payment, vesting, or delivery pursuant to an Award, you shall certify on a form acceptable to the Company that you are in compliance with the terms and conditions of the Plan and this Agreement. Failure to comply with any of the applicable provisions of the Plan and this Agreement, including without limitation the non-compete and confidentiality provisions of subparagraphs (a) and (b) above prior to, or during the six months after, any payment, vesting, or delivery (including delivery of stock certificates by book-entry) pursuant to an Award, shall cause such payment, vesting, or delivery to be rescinded. The Company shall notify you in writing of any such rescission within two years after such payment, vesting or delivery. Within ten days after receiving such a notice from the Company, you shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded payment, vesting, or delivery pursuant to an Award. Such payment shall be made either in cash or by returning to the Company the number of shares of Common Stock that you received in connection with the rescinded payment, vesting, or delivery.

         10. Notices. Any notice hereunder shall be in writing and shall be delivered in person, or via facsimile transmission, overnight courier service, or certified mail, return receipt requested, postage prepaid, properly addressed to you or the Company, as the case may be, at the applicable address specified in the heading on the first page of this Agreement, or at such other address as you or the Company, as the case may be, may designate to the other party from time to time in a notice that satisfies the conditions of this paragraph.

         11. Governing Law; Entire Agreement. This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof. This Agreement contains the entire agreement between you and the Company with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether oral or written, between such parties relating to such subject matter.

         12. Severability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality, or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality, or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement in one or more counterparts, each of which shall be deemed to be the original, as of the date first set forth above.


    TIG HOLDINGS, INC.        Agreed to and accepted by:



By: /s/LON P. MCCLIMON
   -------------------        ------------------------     -------------
      Lon P. McClimon           Recipient Signature             Date